UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 3, 2013

Liberty Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)

(303) 220-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
As previously disclosed on February 5, 2013, Liberty Global, Inc., a Delaware corporation (“Liberty Global”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Liberty Global Corporation Limited (f/k/a Lynx Europe Limited), a private limited company incorporated under English law and wholly-owned subsidiary of Liberty Global (“UK Holdco”), Lynx US MergerCo 1 LLC, a Delaware limited liability company and wholly-owned subsidiary of Liberty Global, Lynx US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of Lynx US MergerCo 1 LLC, Viper US MergerCo 1 LLC, a Delaware limited liability company and indirectly wholly-owned subsidiary of UK Holdco, Viper US MergerCo 2 LLC, a Delaware limited liability company and wholly-owned subsidiary of Viper US MergerCo 1 LLC, and Virgin Media Inc., a Delaware corporation (“Virgin Media”), pursuant to which Liberty Global and Virgin Media will each become a wholly-owned subsidiary of UK Holdco through mergers (the “Mergers”).
In connection with the Mergers, (1) each share of Virgin Media common stock will be converted into the right to receive (a) 0.2582 of a Class A ordinary share of UK Holdco, (b) 0.1928 of a Class C ordinary share of UK Holdco and (c) $17.50 in cash (without interest), and (2) (a) each share of Series A common stock of Liberty Global will be converted into the right to receive one Class A ordinary share of UK Holdco, (b) each share of Series B common stock of Liberty Global will be converted into the right to receive one Class B ordinary share of UK Holdco and (c) each share of Series C common stock of Liberty Global will be converted into the right to receive one Class C ordinary share of UK Holdco (the ordinary shares of UK Holdco to be issued in connection with the Mergers being, collectively, the “Stock Consideration”).
On June 3, 2013, Liberty Global held its special meeting of stockholders for the stockholders to consider and to (1) approve the issuance by UK Holdco of the aggregate Stock Consideration in connection with the consummation of the Mergers, (2) adopt the Merger Agreement and (3) approve the adjournment of the special meeting to a later date if there were not sufficient votes at the time of the special meeting to either approve the issuance by UK Holdco of the aggregate Stock Consideration in connection with the consummation of the Mergers or adopt the Merger Agreement, but such adjournment was deemed unnecessary.

The number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, are set forth below.

Proposal 1: Approve the Issuance of the Stock Consideration.

For	Against	Abstain	Broker Non-votes
194,522,570	309,415	411,941	288,641
Proposal 2: Adoption of the Merger Agreement.

For	Against	Abstain	Broker Non-votes
194,520,853	307,881	415,192	288,641

Proposal 3: Adjournment or Postponement of the Special Meeting.

Not presented because Proposals #1 and #2 were approved.

As disclosed today by Virgin Media, Virgin Media’s stockholders voted to adopt the Merger Agreement at a special meeting of Virgin Media’s stockholders. Liberty Global therefore expects that the Mergers will be completed on or about June 7, 2013.

Prior to completion of the Mergers, UK Holdco will be re-registered as a public limited company under the U.K. Companies Act 2006 and will change its name to Liberty Global plc. If the Mergers are completed on June 7, 2013, then Liberty Global expects that:

•	the Liberty Global common stock and Virgin Media common stock will continue to trade on the NASDAQ Global Select Market until the close of business on June 7, 2013;

•
the Liberty Global common stock and Virgin Media common stock will be suspended and removed from trading on the NASDAQ Global Select Market following the close of business on June 7, 2013 and prior to the open of trading on June 10, 2013;

•
the Virgin Media ordinary shares on the Official List and the admission of those shares to trading on the Main Market of the London Stock Exchange will be canceled with effect from 8:00 A.M. London time on June 10, 2013; and

•
the three classes of ordinary shares of Liberty Global plc (formerly UK Holdco) will trade on the NASDAQ Global Select Market under the ticker symbols “LBTYA”, “LBTYB” and “LBTYK” as of the open of market on June 10, 2013.

The CUSIP numbers for each class of Liberty Global plc ordinary shares are as follows:

LBTYA: G5480U 104
LBTYB: G5480U 112
LBTYK: G5480U 120

Any stockholder of Liberty Global that has questions or needs assistance in connection with the exchange of Liberty Global shares for ordinary shares of Liberty Global plc may contact our exchange agent, Computershare, at:

Computershare
Corporate Actions
P.O. Box 43014
Providence, RI 02940-3014
Within USA, US Territories & Canada:
1-888-218-4391
Outside USA, US Territories & Canada:
1-781-575-3919

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL, INC.

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Dated: June 4, 2013

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